SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2019

HFF, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33280	51-0610340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Victory Park

2323 Victory Avenue, Suite 1200

Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

(214) 265-0880

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements

On March 18, 2019 (the “Effective Date”), HFF, Inc. (the “Company”) entered into amended and restated employment agreements with each of Greg Conley, the Chief Financial Officer of the Company, and Nancy Goodson, the Chief Operating Officer of the Company (each an “Executive”, such agreement the “Employment Agreements”). The term of the Employment Agreements commenced on the Effective Date and ends on March 18, 2020 (the “Term”), provided that the Term will automatically be extended for an additional one year period on each anniversary of the Effective Date, unless either party gives at least 120 days’ notice to the other that the Term will not be extended.

The principal terms of the Employment Agreements are set forth below.

Compensation.

The Employment Agreements provide for the following compensation for each Executive.

•

Base Salary. During the Term, Mr. Conley will receive a base salary of $501,480.00 and Ms. Goodson will receive a base salary of $392,063.00. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), in consultation with the Company’s chief executive officer, will review the base salary annually and may, in the Compensation Committee’s sole discretion, increase, but not decrease, such base salary.

•

Cash Bonus. During the Term, the Executive will be eligible to receive an annual cash bonus of up to 100% of his or her base salary, as determined by the Compensation Committee, based on the Executive’s individual achievement of pre-determined financial or strategic performance goals established by the Company from time to time, in its sole and absolute discretion.

•

Other Compensation. During the Term, the Executive will be eligible to receive cash and/or equity consideration under compensation plans and programs then in place at the Company for its executive employees (including, without limitation, the Company’s firm profit participation and executive bonus plans), as determined by the Compensation Committee.

Termination and Severance.

The Executives’ employment with the Company may be terminated at any time by the Company or the Executive for any reason.

•

Termination Without Cause or Due to Non-Extension by the Company or Executive with Good Reason. In the event the Executive’s employment is terminated by the Company without Cause (as defined in the Employment Agreements), by the Executive with Good Reason (as defined in the Employment Agreements), or due to the Company’s non-extension of the Term prior to the third anniversary of the Effective Date (a “Qualifying Termination”), upon execution of a release of claims in favor of the Company and its subsidiaries and affiliated entities, the Executive will receive (i) all earned, unpaid base salary and cash bonus earned with respect to a prior year, (ii) the benefits provided solely in accordance with the applicable terms of the Company’s employee benefit plans and programs, including, but not limited to, the HFF, Inc. 2006 Omnibus Incentive Compensation Plan and the HFF, Inc. 2016 Equity Incentive Plan (together, the “Omnibus Plans”) (including the change in control provisions thereof, as applicable), except to the extent specifically provided otherwise in clause (v) below, (iii) in the event of a Qualifying Termination, continuation of the Executive’s base salary for a period of thirty months beginning on the date of termination, (iv) in the event of a Qualifying Termination, payment of an amount equal to two and one-half times the greater of the cash bonuses and other compensation paid to the Executive any year during the two years preceding the year in which the date of termination occurs, (v) reimbursement of all premiums for continuation of the Executive’s group health plan benefits for a period of eighteen months following the date of termination, provided that the Executive validly elects and remains eligible for continuation coverage under such plans pursuant to COBRA, and (vi) vesting of 100% of the Executive’s unvested restricted stock units, if any, and 100% of unvested options awarded under the Omnibus Plans, if any, as of the date of the Qualifying Termination, effective on the date of termination. In the event of a Qualifying Termination, the Executive will have ninety days following the date of termination in which to exercise his or her vested options awarded under the Omnibus Plans, if any, and any remaining unvested restricted stock units and options awarded under the Omnibus Plans will immediately expire upon the date of termination.

•

Termination for Any Other Reason. In the event the Executive’s employment is terminated for any reason other than a Qualifying Termination, including, but not limited to, a termination by the Company with Cause, by the Executive without Good Reason, due to death or disability, or non-extension of the Term by the Executive at any time or by the Company on or after the third anniversary of the Effective Date, the Executive will only be entitled to receive (i) all earned, unpaid base salary, (ii) the benefits provided solely in accordance with the applicable terms of the Company’s employee benefit plans and programs, including, but not limited to, the Omnibus Plans (including the change in control provisions thereof, as applicable), except to the extent specifically provided otherwise in clause (iii) below, and (iii)(A) in the event of voluntary termination by the Executive without Good Reason, the Executive will have thirty days following the date of termination in which to exercise all vested options awarded under the Omnibus Plans, (B) in the event of a termination by the Company for Cause, all options awarded under the Omnibus Plans (whether or not vested) will immediately expire, and (C) in the event of a termination due to death or disability, the Executive or such Executive’s beneficiary, as applicable, will have one year following the date of termination in which to exercise all vested stock options awarded under the Omnibus Plans. Any unvested restricted stock units and options awarded under the Omnibus Plans will immediately expire upon the date of termination.

Restrictive Covenants.

Following the termination of the Executive’s employment, the Executive will be subject to customary non-disclosure of confidential information and non-disparagement obligations. In addition, the Company agrees that it shall direct its directors and officers not to disparage the Executive.

The foregoing descriptions are qualified in their entirety by reference to the full text of each of the Employment Agreements with Greg Conley and Nancy Goodson, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Employment Agreement, dated as of March 18, 2019, by and between Greg Conley and HFF, Inc.

10.2	Amended and Restated Employment Agreement, dated as of March 18, 2019, by and between Nancy Goodson and HFF, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2019

HFF, INC.

By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer